Exhibit 99.1

Investor Contact:	Media Contact:

Garen Sarafian	Katie Savastano

ir@bauschhealth.com	corporate.communications@bauschhealth.com
(877) 281-6642 (toll free)	(908) 569-3692

Bausch Health Announces Increase in Shareholding by its Chairperson of the Board and Board Changes

LAVAL, QC, August 15, 2025 – Bausch Health Companies Inc. (NYSE: BHC)(TSX: BHC) (“Bausch Health” or the “Company”) today announced that Paulson Capital Inc. and certain affiliates and managed funds have increased their ownership of the Company’s common shares.

The increase reflects the acquisition by Paulson Capital Inc. and certain affiliates and managed funds of the net long position of 34,721,118 common shares previously held by Mr. Carl C. Icahn and his affiliates (collectively, “Icahn Group”). The Company is not a party to any agreement or arrangement with Paulson Capital Inc. or its affiliates or the Icahn Group in connection with these transactions. Based on information provided to the Company, Paulson Capital Inc. and certain affiliates and managed funds beneficially owns approximately 19.13% of the Company’s outstanding common shares as of the date hereof.

The Company further announced that the Director Appointment and Nomination Agreement, dated as of February 23, 2021, between the Company and Icahn Group, terminated pursuant to its terms when the Icahn Group’s net long position in the Company’s shares fell below the specified threshold. In connection with the termination, Brett M. Icahn and Steven D. Miller have resigned from the Board of Directors (the “Board”).

“I believe there is significant value in Bausch Health and am confident in the Company’s efforts to maximize shareholder value. I am excited about the underlying business prospects in both Bausch Health and its subsidiary, Bausch + Lomb Corporation,” John A. Paulson, Chairperson of the Bausch Health Board, said. “I also want to thank Brett and Steven for their dedication and valuable contributions to the Company.”

About Bausch Health

Bausch Health Companies Inc. (NYSE: BHC)(TSX: BHC), is a global, diversified pharmaceutical company enriching lives through our relentless drive to deliver better health care outcomes. We develop, manufacture and market a range of products primarily in gastroenterology, hepatology, neurology, dermatology, dentistry, aesthetics, international pharmaceuticals and eye health, through our controlling interest in Bausch + Lomb Corporation. Our ambition is to be a globally integrated healthcare company, trusted and valued by patients, HCPs, employees and investors. For more information about Bausch Health, visit www.bauschhealth.com and connect with us on LinkedIn.

Forward-looking Statements

This news release may contain forward-looking statements within the meaning of applicable securities laws, including the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by the use of the words “will,” “anticipates,” “hopes,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “believes,” “subject to” and variations or similar expressions. These statements are neither historical facts nor assurances of future performance, are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Actual results are subject to other risks and uncertainties that relate more broadly to Bausch Health’s overall business, including those more fully described in Bausch Health’s most recent annual and quarterly reports and detailed from time to time in Bausch Health’s other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to update any of these forward-looking statements to reflect events, information or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.